UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 30, 2022, the Board of Directors (“Board”) of Reed’s, Inc., a Delaware corporation (“Reed’s), upon recommendation from its governance committee, appointed Thomas W. Kosler to serve as director, filling the vacancy created upon Rhonda Kallman’s resignation and departure, effective July 1, 2022.

Mr. Kosler, age 68, has served as a mentor and strategic consultant through his sole proprietorship, Kosler & Company since 2018. Prior to his retirement, from 1982 through 2018, he was the founder and owner of Kosler & Company, S.C., a boutique CPA and consulting firm. From 2001 to 2018, he was also the founder and Managing Partner of Brookhill Financial, LLC, an investment management firm focused on the retirement and investment accounts of clients of Kosler & Company, S.C. Mr. Kosler earned a B.B.A. with a major in Accounting from the University of Wisconsin - Milwaukee in 1976. Mr. Kosler was a licensed Certified Public Accountant for over 31 years, a Certified Valuation Analyst for over 16 years, a Registered Investment Advisor Representative for over 21 years and accredited in business valuations by the AICPA for over 8 years.

Mr. Kosler was appointed to the audit committee of the Board as its chair and audit committee financial expert effective July 6, 2022. Mr. Kosler will receive standard Board compensation for fiscal 2022, consisting of RSA and cash compensation, pro-rated for his term of service. Mr. Kosler’s pro-rated compensation for fiscal 2022 consists of an RSA grant of 40,172 shares, vesting in equal increments quarterly, and cash compensation in the amount of $25,000.

There are no other arrangements or understandings between Mr. Kosler and any other persons pursuant to which he was appointed a director. There are no family relationships between Mr. Kosler and members of Reed’s Board or management. There are no other current or proposed transactions in which Mr. Kosler has a direct or indirect material interest in which Reed’s is involved.

In conjunction with the committee assignment of Mr. Kosler, the Board also made certain other changes to committee assignments of its other directors. Effective July 6, 2022, the committees of the Board are comprised as follows:

Audit Committee – Thomas W. Kosler (chair and audit committee financial expert), Lewis Jaffe and Louis Imbrogno, Jr.

Compensation Committee – Louis Imbrogno Jr. (chair) and Lewis Jaffe

Governance Committee – Lewis Jaffe (chair) and Louis Imbrogno, Jr.

Operations Committee- John J. Bello, Norman E. Snyder, Jr. and Leon M. Zaltzman

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Press Release of Reed’s Inc. dated July 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: July 7, 2022	By:	/s/ Thomas J. Spisak
Thomas J. Spisak,
Chief Financial Officer